Exhibit 15(b)

November 6, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 6, 2013 on our review of condensed consolidated interim financial information of Tucson Electric Power Company (the "Company") for the three and nine month periods ended September 30, 2013 and 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2013 is incorporated by reference in its Registration Statement on Form S-3 dated May 10, 2012 (No. 333-181305-01).

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP